As filed with the Securities and Exchange Commission on March 28, 2008

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

The Princeton Review, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3727603
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2315 Broadway

New York, New York 10024

(Address, Including Zip Code, of Principal Executive Offices)

The Princeton Review, Inc. Stock Option Grant and Agreement with Michael J. Perik

The Princeton Review, Inc. Stock Option Grant and Agreement with Stephen Richards

The Princeton Review, Inc. 2000 Stock Incentive Plan

(Full Titles of the Plans)

Michael J. Perik

President and Chief Executive Officer

The Princeton Review, Inc.

2315 Broadway

New York, New York 10024

(212) 874-8282

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with a copy to:

Megan N. Gates, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 0211

(617) 542-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value	1,700,000 shares	$4.69	$7,973,000	$313.34
Common Stock, $0.01 par value	750,000 shares	$6.40	$4,800,000	$188.64
Common Stock, $0.01 par value	636,620 shares	$7.16	$4,558,199.20	$179.14

(1)	The number of shares of common stock, par value $0.01 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold (i) upon the exercise of options which have been granted and/or (ii) upon the exercise of options or issuances of stock awards which may be granted under The Princeton Review, Inc. Stock Option Grant and Agreement with Michael J. Perik, The Princeton Review, Inc. Stock Option Grant and Agreement with Stephen Richards and The Princeton Review, Inc. 2000 Stock Incentive Plan (the “Plans”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the Plans is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock awards have not yet been granted and the price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq Global Market as of a date (March 24, 2008) within five business days prior to the filing of this Registration Statement.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (Commission File No. 000-32469).

(b) The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 10, 2008, February 22, 2008, March 10, 2008 and March 11, 2008 (each, Commission File No. 000-32469).

(c) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed on March 20, 2001 (Commission File No. 000-32469), and any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Item 6. Indemnification of Directors and Officers.

Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended (Commission File No. 333-43874).

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

(4.1)	Form of Specimen of Common Stock Certificate (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-43874), and incorporated herein by reference).

(4.2)	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-43874), and incorporated herein by reference).

(4.3)	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to Registrant’s Current Report on Form 8-K on July 26, 2007 (File No. 000-32469), and incorporated herein by reference).

(5.1)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Ernst & Young LLP.

(23.3)	Consent of Grant Thornton LLP.

(24.1)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.).

(99.1)	The Princeton Review, Inc. Stock Option Grant and Agreement with Michael J. Perik (filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and incorporated herein by reference).

(99.2)	The Princeton Review, Inc. Stock Option Grant and Agreement with Stephen Richards (filed as Exhibit 10.32 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, and incorporated herein by reference).

(99.3)	The Princeton Review Inc. 2000 Stock Incentive Plan, as amended (filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-104136), and incorporated herein by reference).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 28, 2008.

THE PRINCETON REVIEW, INC.

By	/S/ MICHAEL J. PERIK
Michael J. Perik
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Michael J. Perik, Stephen Richards and Neal Winneg and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of The Princeton Review, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Perik	President and Chief Executive Officer (principal executive officer) and Director	March 28, 2008
Michael J. Perik

/s/ Stephen Richards	Chief Operating Officer and Chief Financial Officer (principal financial and accounting officer)	March 28, 2008
Stephen Richards

/s/ John S. Katzman	Chairman of the Board of Directors	March 28, 2008
John S. Katzman

/s/ Jeffrey R. Crisan	Director	March 28, 2008
Jeffrey R. Crisan

/s/ Robert E. Evanson	Director	March 28, 2008
Robert E. Evanson

/s/ Richard Katzman	Director	March 28, 2008
Richard Katzman

/s/ Michael A. Krupka	Director	March 28, 2008
Michael A. Krupka

/s/ David Lowenstein	Director	March 28, 2008
David Lowenstein

/s/ Richard Sarnoff	Director	March 28, 2008
Richard Sarnoff

/s/ Clyde E. Williams	Director	March 28, 2008
Clyde E. Williams

The Princeton Review, Inc.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description
(4.1)	Form of Specimen of Common Stock Certificate (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-43874), and incorporated herein by reference).

(4.2)	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-43874), and incorporated herein by reference).

(4.3)	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to Registrant’s Current Report on Form 8-K on July 26, 2007 (File No. 000-32469), and incorporated herein by reference).

(5.1)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Ernst & Young LLP.

(23.3)	Consent of Grant Thornton LLP.

(24.1)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.).

(99.1)	The Princeton Review, Inc. Stock Option Grant and Agreement with Michael J. Perik (filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and incorporated herein by reference).

(99.2)	The Princeton Review, Inc. Stock Option Grant and Agreement with Stephen Richards (filed as Exhibit 10.32 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, and incorporated herein by reference).

(99.3)	The Princeton Review Inc. 2000 Stock Incentive Plan, as amended (filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-104136), and incorporated herein by reference).